Exhibit 23.1

    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-49081 and 333-05715 on Form S-8 of our report dated October 3, 2006, appearing in this Annual Report on Form 11-K of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan for the year ended June 30, 2006.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
December 13, 2006